SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 1, 2002
(Date of Report)
Date of earliest event reported: July 29, 2002

Intuit Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-21180	77-0034661
(Commission File Number)	(I.R.S. Employer Identification No.)

2535 Garcia Avenue
Mountain View, California 94043
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code:
(650) 944-6000

ITEM 5. OTHER EVENTS.
SIGNATURES

ITEM 5. OTHER EVENTS.

Completed Acquisition of Eclipse, Inc.

As previously announced on June 27, 2002, Intuit Inc. (“Intuit”) signed a definitive agreement to acquire Eclipse, Inc. (“Eclipse”), a leading provider of business management software solutions for wholesale durable goods distributors. The transaction closed on July 26, 2002.

Eclipse will operate as a separate business unit and will continue to be based in Shelton, Connecticut, with offices in Boulder, Colorado and West Yarmouth, Massachusetts. Michael London, who was the president, chief executive officer and one of the founders of Eclipse, will lead the new business unit, reporting to Steve Bennett, Intuit’s President and Chief Executive Officer, as Vice President of the Intuit Distribution Management Solutions Division. Intuit will continue to offer Eclipse’s current products and services under the Intuit Eclipse brand.

Intuit acquired substantially all of Eclipse’s assets for approximately $88 million in cash.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2002	INTUIT INC.

	By:	/s/ Greg J. Santora

Greg J. Santora Senior Vice President and Chief Financial Officer

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